14
PROXY                                                                    PROXY

            For the Annual Meeting Of Shareholders of
                     ACX TECHNOLOGIES, INC.
                  16000 Table Mountain Parkway
                     Golden, Colorado  80403
       Proxy Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Jeffrey H. Coors or Joseph Coors, Jr., or either of them, as proxies, with power of substitution, to vote all the shares of the undersigned held of record by the undersigned as of March 26, 1997, with all of the powers which the undersigned would possess if personally present at the Annual Meeting Of Shareholders of ACX Technologies, Inc. (the "Company"), to be held at 10:30 A.M. (local time) on May 13, 1997 at the Arvada Center For The Arts And Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, or any adjournments thereof.

The  Board  of  Directors recommends a vote FOR the nominees  for director listed below:
  (1)     ELECTION OF DIRECTORS
       FOR  all  Nominees  listed  below [ ]      WITHHOLD AUTHORITY [ ]
      (except as marked to the contrary below)    To Vote for all Nominees
                                                   below

                         John D. Beckett
                         John K. Coors
                         William K. Coors

  To withhold authority to vote for any nominee, line through the name of the nominee above.

The Board of Directors recommends a vote FOR the following proposal:
  (2)     Proposal  to approve the ACX Technologies, Inc.  Equity
     Incentive Plan, as amended.

              [ ]  FOR         [ ]  AGAINST       [ ]    ABSTAIN

   Unless contrary instructions are given, the shares represented by this proxy will be voted FOR the election of all named nominee directors and in favor of Item 2.

  EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN
AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

                             Date:___________________________________


                             Signature:_______________________________


                             Signature:________________________________

                            (Please  sign exactly  as shown on your
                            stock certificate  and  on  the envelope
                            in  which  this proxy  was mailed.   When
                            signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)



ACX TECHNOLOGIES, INC., 16000 Table Mountain Parkway, Golden, Colorado  80403
(303) 271-7000


Notice of Annual Meeting of Shareholders
To Be Held May 13, 1997

The Annual Meeting of Shareholders of ACX Technologies, Inc. ("ACX" or the "Company"), a Colorado corporation, will be held on May 13, 1997 at 10:30 A.M. (local time) at the Arvada Center For The Arts And Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, for the following purposes:

     1.   To elect three directors for a three-year term;

     2.   To   approve  the  ACX  Technologies,  Inc.  Equity
          Incentive Plan, as amended;

and to transact any other business that may properly come before the meeting.

Shareholders of the Company of record at the close of business on March 26, 1997 are entitled to vote at the meeting and any adjournment of the meeting.

Whether you expect to attend the meeting in person, please mark, sign, date, and return the accompanying proxy in the return envelope provided. No postage is necessary if mailed in the United States. Any person giving a proxy has the power to revoke it at any time, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

ALL  SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE
SHAREHOLDERS' MEETING.




By Order of the Board of Directors,



Jill B. W. Sisson, Secretary
March 31, 1997



PROXY STATEMENT
_____________________________________________________________________________

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of ACX Technologies, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders on May 13, 1997 or at any adjournment or postponement of the Meeting. The Proxy Statement and Proxy card will be first mailed or given to shareholders of the Company on or about March 31, 1997.

     The shares will be voted according to the shareholders' directions when executed properly. Unless otherwise directed, the shares represented by proxies will be voted "For" all nominees and the proposal on the enclosed Notice of Annual Meeting.

     A shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     Shareholders of record at the close of business on March 26, 1997 will be entitled to vote at the meeting. As of March 26, 1997, there were 27,973,820 shares of the Company's $.01 par value common stock outstanding (the "Common Stock"), each share being entitled to one vote. A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required for the approval of the proposal contained in this Proxy Statement. The election of directors requires a plurality of the votes cast at the meeting. Also, Cumulative voting is not allowed in the election of directors or for any other purposes.

     Votes that are withheld for a nominee in the election of directors will be excluded entirely from the vote and will have no effect. Abstentions on the proposal will have the effect of a negative vote because the proposal requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some, but not all matters, will be considered to be voted only as to those matters actually voted, and will not be considered for any purpose as to the matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes"). Under Colorado law, a broker non-vote will have no effect on the outcome of the proposal to be voted on at the meeting. The rules of the New York Stock Exchange require that the votes cast for and against the proposal represent over 50 percent of the shares entitled to vote. Accordingly, abstentions or broker non-votes can affect the outcome of the vote.

     The solicitation of proxies will be made principally by mail; however, following the original solicitation, further solicitations may be made by telephone or oral communication with shareholders of the Company. Officers, directors and employees of the Company may solicit proxies but without receiving any special compensation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record. The Company will reimburse brokers and other persons representing beneficial owners for their expenses in forwarding solicitation materials. All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material will be paid for by the Company.

     The Company was formed in August 1992 as a holding company for the packaging, ceramics, aluminum and developmental businesses formerly owned by Adolph Coors Company ("ACCo"). Effective December 27, 1992, ACCo distributed to its shareholders all then outstanding shares of the Company's common stock (the "Spin-Off"). The principal subsidiary of ACCo is Coors Brewing Company ("Coors Brewing" or "CBC"). Unless the context indicates otherwise, the term the "Company" or "ACX" is used in this Proxy Statement to include ACX Technologies, Inc. ("ACX Technologies") and any of its subsidiaries that existed during the period of reference including Coors Porcelain Company and its subsidiaries (collectively referred to as "Coors Ceramics" or "CCC"), Graphic Packaging Corporation and its subsidiaries (collectively referred to as "Graphic Packaging" or "GPC"), Golden Technologies Company, Inc. and its subsidiaries (collectively referred to as "Golden Technologies" or "GTC"), and Golden Aluminum Company and its subsidiaries (collectively referred to as "Golden Aluminum" or "GAC"). In March 1997, the Company sold GAC to Crown Cork & Seal, as previously reported by the Company, under an agreement which gives Crown Cork & Seal the right to transfer GAC back to the Company within two years.



ELECTION OF DIRECTORS
_____________________________________________________________________________

     The Board of Directors of the Company (the "Board") is divided into three classes, designated Class I, Class II and Class III, each class being elected for a three-year term. Three Class III directors will be elected at the upcoming 1997 Annual Meeting, two Class I directors at the 1998 Annual Meeting, and three Class II directors at the 1999 Annual Meeting. Each of the nominees is an incumbent director of the Company and has consented to serve on the Board if elected. If any of the nominees for director should be unavailable for election, the proxies will be voted for a substitute nominee(s) designated by the Board. Information with respect to the nominees and each current director whose term continues after the Annual Meeting follows:



          Principal Occupation or Employment
               and Directorships                                      Director
                                                                 Age    Since


NOMINEES FOR ELECTION AS CLASS III DIRECTORS


JOHN D. BECKETT                                                    58    1993
President of the R. W. Beckett Corporation, a manufacturer of components for oil and gas heating, since 1965;
Employed by Lear Siegler in an engineering capacity from 1960 to 1963.

JOHN K. COORS                                                       40   1996
President and Chief Executive Officer of Photocomm, Inc., a majority-owned subsidiary of GTC and an integrator and distributor of solar electric systems, since January 1997;
President of Golden Genesis Company, a subsidiary of GTC, and Vice President of GTC since July 1992; Vice President and
Plant Manager of Coors Brewing Company's Memphis, Tennessee brewery from January to July 1992; also a director of Photocomm, Inc.


WILLIAM K. COORS                                                   80    1992
Chairman of the Company since its formation in August 1992;
Chairman of ACCo since 1989; President of ACCo since 1989;
also a director of ACCo since 1940.



                THE BOARD OF DIRECTORS RECOMMENDS
         A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE



          Principal Occupation or Employment
                and Directorships
                                                                      Director
                                                                 Age    Since

CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING

JEFFREY H. COORS                                                  52     1992
President of the Company since its formation in August 1992 and Chairman of Graphic Packaging and Golden Technologies since 1985 and 1989, respectively; Executive Vice President of ACCo from 1991 to 1992; President of Coors Technology
Companies from 1989 to 1992; President of ACCo from 1985 to 1989; also a director of Photocomm, Inc.

JOHN H. MULLIN, III                                                55    1992
Chairman of Ridgeway Farm, Inc. (June 1989 to present), a wholesale tree nursery; Managing Director of Dillon, Read & Co. Inc., an investment banking firm from 1979 to 1989; Director of ACCo from 1989 to 1992; also a director of The Liberty Corp., The Ryland Group, Inc., Dillon, Read & Co.
Inc., and Alex Brown Realty, Inc., a real estate investment firm.


CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

JOSEPH COORS, JR.                                                  55    1992
President of the Company since its formation in August 1992;
Chairman of Coors Ceramics since 1989 and President and
Chief Executive Officer of Coors Ceramics since March 1997;
Chairman of Golden Aluminum from 1993 to 1997; Executive Vice
President of ACCo from 1991 to 1992; President of Coors Ceramics from 1985 to 1993; also a director of Hecla Mining Company.

RICHARD P. GODWIN                                                  75    1992
Chairman and Chief Executive Officer of Vintage Group, Inc., a winery, since 1993; Director of Versatron Inc. since 1995;
Director of ACCo from 1989 to 1992; U.S. First Under Secretary of Defense for Acquisition from 1986 to 1988; Employed by Bechtel, Inc. from 1961 to 1986, most recent positions were Vice Chairman and director.

JOHN HOYT STOOKEY                                                   67   1993
Chairman of Suburban Propane since March 1996; Non-executive
Chairman of Quantum Chemical Company, a subsidiary of Hanson PLC, from 1993 to March 1996; President and Chairman of Quantum Chemical Corporation from 1985 to 1993;
From 1989 to 1993, executive officer of Petrolane Incorporated,
Petrolane Finance Corporation and QJV Corporation, which companies were reorganized on July 15, 1993 under the U.S.
Bankruptcy Code; also a trustee of United States Trust Company of New York and a director of Chesapeake Corporation, Cyprus Amax
Minerals Company and Suburban Propane Partners.



BOARD OF DIRECTORS AND BOARD COMMITTEES
_____________________________________________________________________________

     The Board of Directors held four regular meetings and two special meetings during 1996. Each director attended at least 75 percent of the aggregate number of meetings of the Board and the committees on which he served.

     Joseph Coors was a member of the Board until August 1996 when he retired and was named Director Emeritus by the Board. As Director Emeritus, Mr. Coors provides advice and consulting services to the Board. For these services, he participates in the Company's Equity Compensation Plan for Non-Employee Directors and receives an annual retainer, as described below. However, he is not a voting member of the Board and is not counted for quorum purposes.

     The Board has established three standing committees: Audit, Compensation and Executive. There is no nominating or other committee performing similar functions.

     The Audit Committee, which consists of two non-employee directors, met four times last year. The Committee reviews the scope and results of the audit of the Company by the Company's independent accountants and makes recommendations to the Board as to the selection of independent accountants. In addition, the Committee reviews, with the independent accountants, systems of internal control and accounting policies and procedures, and directs and supervises investigations into matters within the scope of its duties. The current members of the Audit Committee are: John D. Beckett and Richard P. Godwin. John Hoyt Stookey was a member of the Committee until May 1996.

     The Compensation Committee, which consists of two non-employee directors, met six times last year. The Committee makes recommendations to the Board concerning matters related to compensation for certain management personnel and certain executive and management incentive and benefit plans. The current members of the Compensation Committee are: John H.
Mullin, III and John Hoyt Stookey. William K. Coors was a member of the Committee until May 1996.

     The Executive Committee, which consists of one non-employee and two employee directors, met one time last year. The Committee has all of the authority of the Board in the management of the business and affairs of the Company except as provided in the Articles, Bylaws and applicable law. The current members of the Executive Committee are: Jeffrey H. Coors, Joseph Coors, Jr. and William K. Coors. Joseph Coors was a member of the Committee until August 1996.

Compensation of Directors

     Employee directors do not receive additional compensation for serving as directors of the Company. Each non-employee director and the Director Emeritus of the Company receive an annual retainer of $32,000, 20 percent of which is paid in shares of Common Stock. The balance of the retainer is paid in cash unless the non-employee director or the Director Emeritus elects to take all or a portion of it in Common Stock. All shares of Common Stock received by non-employee directors and the Director Emeritus are subject to forfeiture until completion of the annual term which ends on the date of the annual shareholders' meeting following receipt of the shares. In addition, each non-employee director receives a grant of 2,000 non-qualified stock options at the beginning of his three-year term as director. The options vest in equal increments over the three-year period and expire, if unexercised, six years from the date they vest. No additional amounts are paid to directors for committee meetings. Directors and the Director Emeritus are reimbursed for expenses incurred while attending Board or committee meetings and in connection with any other Company business. In addition, the Company purchases accidental death and dismemberment insurance for the non-employee directors and the Director Emeritus.

Family Relationships

     Jeffrey H. Coors, John K. Coors and Joseph Coors, Jr. are brothers, and are sons of Joseph Coors and nephews of William K.
Coors.



PROPOSAL 1:  APPROVE EQUITY INCENTIVE PLAN AND AMENDMENTS
_____________________________________________________________________________

     The Board of Directors adopted and the shareholder approved the ACX Technologies, Inc. Equity Incentive Plan (the "Plan") in August 1992. This Plan, which is designed to align the interests of participants with the interests of the Company's shareholders, is being submitted for further shareholder approval in order to comply with the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation, so that certain awards granted under the Plan will be tax deductible to the Company. Additionally, the Board of Directors has approved and recommends to shareholders for their approval certain other amendments to the Plan. The primary purposes of the amendments are to increase the number of shares of the Company's common stock available under the Plan for compensation awards and provide for the granting of incentive stock options which meet the requirements of Section 422 of the Internal Revenue Code. A summary of the features of the Plan appears below which is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

     Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") which consists entirely of outside directors. The Committee has the authority to select participants, determine awards to be made, including the terms and conditions of such awards, and make such other decisions and interpretations as are necessary under the Plan.

     Participation. Participants in the Plan are those employees who, in the judgment of the Committee, make significant contributions to the achievement of long-term corporate economic objectives. The selection of participants is a discretionary decision of the Committee and is difficult to quantify. Approximately 60 persons are eligible to participate in the Plan.

     Awards.  The Plan, as amended, provides for the granting of:
(1) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code and options that do not meet the requirements of Section 422 of the Internal Revenue Code (non-qualified stock options); (2) restricted stock; (3) stock purchase rights; (4) stock units which are valued by reference to the Common Stock of the Company; and (5) other Common Stock grants. The Plan limits the number of shares that may be awarded to any participant to 600,000 shares per year.

     Options granted under the Plan may be purchased by the participant at a price determined by the Committee, but in no event less than 100% of the fair market value of the Common Stock on the date the option is granted. The Committee also determines the term of the option and any vesting requirements at the time the option is granted.

     Amendment. The Committee may amend the Plan without shareholder approval where it is not required to satisfy any statutory or regulatory requirements.

     Change of Control. In the event of a change of control, as defined under the Plan, all stock options shall become immediately exercisable in full, all restrictions with respect to outstanding restricted stock awards shall lapse, and all stock units shall become immediately payable.

     Proposed Amendments. The proposed amendments include: (1) adding incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code, to the type of awards that may be granted under the Plan; and (2) increasing the number of shares available under the Plan in order to ensure that there are sufficient shares available for future awards. The amendment provides that for each calendar year beginning with 1997 and ending with 2001, the number of shares available for awards under the Plan shall be equal to two percent of the number of shares outstanding on the preceding December 31. In addition, the available shares shall include: (i) any shares remaining as of December 31, 1996, (ii) shares that are forfeited, shares with respect to which an option is not exercised and shares that are withheld for tax payments, and
(iii) any unused portion of the prior years' two percent limit. In addition, no more than ten percent of the total number of shares available for issuance in any calendar year may be granted for awards other than options and no more than one million shares may be granted with respect to incentive stock options. If the amendment is approved, 558,673 shares will be added in 1997 to the shares previously authorized.

     Federal Income Tax Consequences. The grant of a non-qualified stock option is not taxable to the participant. If the option is exercised, the participant will generally recognize compensation income equal to the difference between the fair market value of the shares at the time of exercise and the exercise price of the shares. At the time of exercise, the Company receives a deduction for an amount equal to the income recognized by the participant.

     Upon the grant and exercise of an incentive stock option, no taxable income is recognized by the participant and the Company does not receive a deduction. In order to receive this favorable tax treatment, the participant must hold the shares for at least two years after the incentive stock option was granted and for at least one year after the option is exercised. In addition, the participant must generally treat the excess of the fair market value of the shares, on the date of exercise, over the exercise price as an item of tax preference for purposes of the alternative minimum tax. The participant will recognize capital gain income at the time the shares are sold in an amount equal to the difference between the sale price and the participant's basis in the shares, which is generally the exercise price. If the holding period requirements are not met, the difference between the exercise price and the fair market value of the stock at the time of exercise (limited to the gain on sale) is compensation income to the participant and the Company will be allowed a deduction equal to this taxable income amount. Any gain in excess of such amount will be long term or short term capital gain, depending on the participant's holding period.

     The closing sale price of the Company's Common Stock, as quoted on The New York Stock Exchange at the close of business on March 25, 1997 was $19.375 per share.

The Board of Directors recommends a vote "FOR" this proposal.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
_____________________________________________________________________________

     The following table lists beneficial ownership of Common
Stock as of March 26, 1997 by owners of more than five percent of the Common Stock, each director and executive officer, and all directors and executive officers as a group:

_______________________________________________________________________________
                          Address                 Amount and Nature    Percent
     Name               for 5% Owners          of Beneficial Ownership of Class
                                                        (1)
_______________________________________________________________________________

Jeffrey H. Coors (2)(3) ACX Technologies, Inc.      13,564,849           48.5%
                        16000 Table Mountain Pkwy.
                        Golden, Colorado  80403

William K. Coors (2)(4)  Adolph Coors Company       13,172,795           47.1%
                         Golden, Colorado  80401

Joseph Coors, Jr.(2)(5)  ACX Technologies, Inc.     12,480,259           44.6%
                         16000 Table Mountain Pkwy.
                         Golden, Colorado  80403

John D. Beckett (2)(6)                                  17,939             *
John K. Coors  (2)(7)                                   40,861             *
Richard P. Godwin  (2)(8)                               10,616             *
John H. Mullin, III  (2)(9)                             23,364             *
John Hoyt Stookey (2)(10)                                9,346             *

Jed J. Burnham  (2)(11)                                 67,822             *
Gail A. Constancio  (2)(12)                             10,389             *
David H. Hofmann  (2)(13)                               82,858             *
Jill B. W. Sisson  (2)(14)                              35,191             *

Directors and Executive Officers as a Group
(12 persons)                                         14,451,025           51.7%

Peter H. Coors (15)    Adolph Coors Company          13,059,610           46.7%
                       Golden, Colorado  80401

Joseph Coors  (2)(16)  Adolph Coors Company          12,196,099           43.6%
                       Golden, Colorado  80401
_______________________________________________________________________________
  *  Holds less than 1% of the Common Stock.

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes shares of Common Stock issuable pursuant to options which are currently exercisable or will be exercisable within 60 days.

(3) Includes 178,064 shares held by Jeffrey H. Coors as trustee, as to which he shares voting and investment power with William K. Coors, Joseph Coors and Peter H. Coors, as co-trustees. Also includes 12,014,728 shares held by Jeffrey H. Coors as trustee, of which an aggregate of 8,688,668 shares are owned by Adolph Coors, Jr. Trust, Grover C. Coors Trust, May Kistler Coors Trust and Herman F. Coors Trust. Each of the named trusts is record owner of more than five percent of the Company's Common Stock, ranging between approximately 5.1 percent to 10.0 percent. Of the 12,014,728 shares, Jeffrey H. Coors shares voting and investment power with Joseph Coors, Joseph Coors, Jr., Peter H. Coors and William K. Coors, as co-trustees of these shares. Also includes 857,744 shares owned by the Adolph Coors Foundation, of which Jeffrey H. Coors, Peter H. Coors and William K. Coors, among others, are the directors. Does not include: 50,811 shares of Common Stock restricted and unissued until the earlier of (i) grantee's death, disability or termination of employment, or (ii) the year 2000 (5,726 shares), 2001 (3,600 shares), 2002 (5,344 shares), and 2010 (12,618 shares); or 66,672 shares of Common Stock restricted and unissued until retirement; or 209,420 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(4) Includes 178,064 shares held by William K. Coors as trustee, as to which he shares voting and investment power with Jeffrey H. Coors, Joseph Coors and Peter H. Coors, as co-trustees. Also includes 12,014,728 shares held by William K. Coors as trustee, of which an aggregate of 8,688,668 shares are owned by Adolph Coors, Jr. Trust, Grover C. Coors Trust, May Kistler Coors Trust and Herman F. Coors Trust. Each of the named trusts is record owner of more than five percent of the Company's Common Stock, ranging between approximately 5.1 percent to 10.0 percent. Of the 12,014,728 shares, William K. Coors shares voting and investment power with Jeffrey H. Coors, Joseph Coors, Joseph Coors, Jr. and Peter H. Coors, as co-trustees of these shares. Also includes 857,744 shares owned by the Adolph Coors Foundation, of which Jeffrey H. Coors, Peter H. Coors and William K. Coors, among others, are the directors. Does not include 667 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(5) Includes 12,014,728 shares held by Joseph Coors, Jr. as trustee, of which an aggregate of 8,688,668 shares are owned by Adolph Coors, Jr. Trust, Grover C. Coors Trust, May Kistler Coors Trust and Herman F. Coors Trust. Each of the named trusts is record owner of more than five percent of the Company's Common Stock, ranging between approximately 5.1 percent to 10.0 percent. Of the 12,014,728 shares, Joseph Coors, Jr. shares voting and investment power with Jeffrey H. Coors, Joseph Coors, Peter H. Coors and William K. Coors, as co-trustees of these shares. Does not include 1,798 shares of Common Stock restricted and unissued until the earlier of retirement or death, disability or termination of employment; or 64,032 shares of Common Stock restricted and unissued until retirement; or 236,600 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(6) Does not include 667 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(7) Does not include 18,156 shares of Common Stock restricted and unissued until retirement; or 13,467 shares of Common
  Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(8) Includes 3,072 shares held by Richard P. Godwin as trustee, as to which he shares voting and investment power with Reatha T. Godwin, as co-trustee. Does not include 2,000 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(9) Includes 2,132 shares held by John H. Mullin, III as a co-general partner of a partnership, as to which he shares voting and investment power. Also includes 868 shares held by John
  H. Mullin, Jr. Trust, as to which he shares voting and investment power. Does not include 1,334 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(10) Does not include 2,000 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(11) Does not include 33,168 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(12) Does not include 6,089 shares which are restricted and unissued until the earlier of retirement or death, disability or termination of employment. Also does not include 27,062 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(13) Does not include: 10,740 shares of Common Stock restricted and unissued until the earlier of (i) grantee's death, disability or termination of employment, or (ii) the year 1998 (5,382 shares), and 1999 (5,358 shares); 52,972 shares of Common Stock restricted and unissued until retirement; or 92,641 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(14) Does not include 7,748 shares of Common Stock restricted and unissued until the earlier of (i) grantee's death, disability or termination of employment, or (ii) the year 2008 (582 shares), and 2009 (6,584 shares). Also does not include 30,293 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

(15) Peter H. Coors is not a director or officer of the Company. His ownership includes 178,064 shares held by Peter
  H. Coors as trustee, as to which he shares voting and investment power with Jeffrey H. Coors, Joseph Coors and William K. Coors, as co-trustees. Also includes 12,014,728 shares held by Peter H. Coors as trustee, of which an aggregate of 8,688,668 shares are owned by Adolph Coors, Jr. Trust, Grover C. Coors Trust, May Kistler Coors Trust and Herman F. Coors Trust. Each of the named trusts is record owner of more than five percent of the Company's Common Stock, ranging between approximately 5.1 percent to 10.0 percent. Of the 12,014,728 shares, Peter H. Coors shares voting and investment power with Jeffrey H. Coors, Joseph Coors, Joseph Coors, Jr., and William K. Coors, as co-trustees of these shares. Also includes 857,744 shares owned by the Adolph Coors Foundation, of which Jeffrey H. Coors, Peter H. Coors and William K. Coors, among others, are the directors.

(16) Joseph Coors was a director of the Company until August 1996 when he retired and was named Director Emeritus. His ownership Includes 250,000 shares held by Joseph Coors as co-trustee of his revocable trust. Also includes 178,064 shares held by him as trustee as to which he shares voting and investment power with Jeffrey H. Coors, Peter H. Coors and William K. Coors, as co-trustees. Also includes 11,764,728 shares held by Joseph Coors as trustee, of which an aggregate of 8,688,668 shares are owned by Adolph Coors, Jr. Trust, Grover C. Coors Trust, May Kistler Coors Trust and Herman F. Coors Trust. Each of the named trusts is record owner of more than five percent of the Company's Common Stock, ranging between approximately 5.1 percent to 10.0 percent. Of the 11,764,728 shares, Joseph Coors shares voting and investment power with Jeffrey H. Coors, Joseph Coors, Jr., Peter H. Coors and William K. Coors, as co-trustees of these shares. Does not include 667 shares of Common Stock issuable pursuant to options which are not currently exercisable or exercisable within 60 days.

       Jeffrey H. Coors, Joseph Coors, Joseph Coors, Jr. Peter H. Coors and William K. Coors may constitute a control group of the Company, beneficially owning in the aggregate approximately 51 percent of the Common Stock.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
_____________________________________________________________________________

     The Compensation Committee (the "Committee") of the Board of Directors, which is composed entirely of independent directors, is responsible for all compensation matters regarding the Company's executive officers and for administering and granting awards under all executive compensation plans in which executive officers participate. The current members of the Committee are John H. Mullin, III, who serves as Chairman, and John Hoyt Stookey.

Compensation Policies

     General. The Company's compensation policies are intended to create value for the Company's shareholders through long-term growth in sales and earnings. The total compensation package, consisting of salary, benefits, an annual incentive opportunity and equity grants, is designed to attract, motivate and retain the quality of executives needed to successfully lead and manage the Company. This package intentionally ties a sizable portion of the executives' total compensation to Company performance and shareholder value. To further the focus of its executives on shareholder value, the Committee established guidelines for minimum levels of stock ownership by the executive officers. Within a period of five years, the executive officers are to own stock equal in value to the following multiples of salary: members of the Office of the President - 3 times and the other executive officers - 1 time. Guidelines are encouraged, not mandatory, and have no impact on salary increases or participation in the annual incentive plan. However, the Committee annually reviews each executive officer's progress toward achieving the ownership goal, and if progress is unsatisfactory, future equity grants may be reduced or eliminated.

     Salary. Salary range midpoints are targeted to be at the median (the 50th percentile) of salaries paid by similar-sized manufacturing companies as determined from data in national salary surveys, a larger group of manufacturing companies than those in the performance graph index. For 1996, the salary data taken from the surveys was based on several hundred manufacturing companies. Through a regression analysis formula, the salary data is adjusted to reflect companies with the same sales revenue as that of the Company. An executive officer is paid within the salary range depending upon the individual's level of experience, expertise and specific job performance. Salaries are reviewed annually and any increases are approved by taking into account the Company's actual financial performance, the executive officer's performance in meeting Company goals and competitive salary data. The Committee does not assign a predetermined specific weight to these items.

     Annual Incentive. The annual incentive is variable compensation and depends 100 percent upon Company performance. The 1996 incentive plan provided for targeted cash bonuses equal to 50 percent of base salary if certain predetermined financial goals were achieved. These financial goals included an earnings per share ("EPS") goal for ACX executive officers and an earnings before interest and taxes ("EBIT") goal for the Company's subsidiary executive officers. The goals were set by the Committee in February 1996 and included a "threshold" level below which no bonus would be earned. Potential awards are uncapped and may exceed 100 percent of salary. For the ACX executive officers, the Committee modified the potential award payments in March 1996 by basing them on 75 percent of an executive officer's salary, rather than 100 percent, and allocating the remaining 25 percent to a discretionary bonus based on the results of actions taken in regards to Golden Aluminum Company during 1996. For 1996, the Committee certified that the EPS goal was achieved at the 107 percent level; and therefore, cash bonuses paid to ACX executive officers equaled 80 percent of base salary under the EPS goal. ACX executive officers also received a bonus of 15 percent of base salary under the discretionary goal. The Committee also certified that the EBIT goal for Graphic Packaging was achieved at the 71.5 percent level and, therefore, a cash bonus of 71.5 percent of salary was paid to David H. Hofmann, president of GPC.

     Executive officers may elect to defer up to 100 percent of the annual bonus. Amounts deferred are deemed to be invested, at the executive officer's election, in either a fixed rate fund or in a stock units fund, provided the bonus is deferred for a minimum of two years. Bonuses deemed invested in the fixed rate fund earn simple interest during the deferral period equal to the average rate for 10-year Treasury notes plus two points. The bonus plus accrued interest is paid in cash at the end of the deferral period. Bonuses deemed invested in the stock units fund are denominated as a specific number of shares of Common Stock by using the market value of these shares at the time of the investment divided by the amount of the bonus invested in stock units. In addition, the holder of stock units receives one non-qualified stock option for each two stock units taken in place of the cash bonus. The options vest ratably over two years and have a 10-year term. This provision is designed to further encourage stock ownership by the executives. The stock units are paid by issuing an equal number of shares of Common Stock at the end of the deferral period.

     Equity Grants. Equity grants are variable compensation and tied 100 percent to the future performance of the Company's Common Stock. The Company's equity plan currently allows for equity grants of non-qualified stock options, restricted shares, stock units and bonus shares. During 1996, the Committee granted stock options and stock units at 100 percent of the market price of the Company's Common Stock on the date of grant. The
Committee: (a) made the annual stock option grant as provided for in the Executive Incentive Plan; and (b) granted stock units and stock options to those executive officers who elected to defer their bonus and invest it in the stock units fund. The number of shares for the annual option grant was calculated so that the value of the options granted, using an option pricing model, was equal to 60 percent of the executive officers' salaries and 100 percent of the president of GPC's salary. The members of the Office of the President did not participate in the annual option grant for 1996 because of the accelerated option grant made to them in 1994.

Chief Executive Officer Compensation

     Two members served in the Office of the President and shared the chief executive officer function during 1996. Each year the Office of the President evaluates its performance against the following four strategic goals approved by the Committee: leadership, creation of earnings, growth and innovation. The Committee considers this self-evaluation at the time it does its own evaluation of the Office of the President's performance.

     Salaries for the two members are targeted, in total, to be no greater than the combined median (the 50th percentile) salaries of the top two executives in similar-sized manufacturing companies. The Committee recommended and the Board approved a 7 percent salary increase for 1996 after considering competitive salary data as described above and the Company's 1995 performance, including: (1) increasing sales by 25 percent through new product development; (2) increasing net income per share by 15 percent; (3) strengthening management teams at each of the businesses; and (4) on-going review and actions taken with regard to the under-performing assets of the Company.

     Each member of the Office of the President participated in the annual incentive opportunity described above and earned a bonus for 1996 at the level of 80 percent of salary for the EPS goal and 15 percent of salary for the discretionary goal. Under the EPS goal, the target bonus opportunity for each member was
37.5 percent of salary.

     Because of the accelerated grant of stock options made in 1994, no options were granted to either member during 1996 except for those granted upon the deferral of a bonus which was invested in stock units as described above.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally limits the Company's tax deduction for compensation paid to the executive officers named in the Summary Compensation Table, which follows this report, to $1 million unless certain requirements are met.

     The Committee has taken and intends to continue taking the necessary steps to ensure that the Company's tax deduction is preserved and not limited by the $1 million deductibility cap.
In particular, the Committee sought and obtained shareholder approval for the Company's Executive Incentive Plan and is seeking approval for its Equity Incentive Plan, as required under
Section 162(m).

This report is submitted by the Compensation Committee of the Board of Directors:

     JOHN H. MULLIN, III, Chairman
     JOHN HOYT STOOKEY



EXECUTIVE COMPENSATION
_____________________________________________________________________________

Summary Compensation Table
____________________________________________________________________________
                                         Long-Term Compensation
                                       ___________________________
                  Annual Compensation   Awards           Payouts
                ______________________ _______________  _________
                                  Other                Securities      All Other
                                   Annual  Restricted   Underlying       Compen-
Name and                          Compensa-  Stock     Options/   LTIP   sation
Principal     Year Salary  Bonus   tion      Award(s)     SARs    Payouts ($)
Position             ($)   ($)(1)   ($)(2)    ($)           (#)    ($)(3) (4)
_____________________________________________________________________________

Jeffrey H.   1996 $460,000 $437,460                                     $ 7,780
Coors
Office of    1995 $430,000 $430,000 $48,633              2,672          $ 6,968
the President
             1994 $390,004 $265,600          (5)        335,136         $ 4,903
______________________________________________________________________________

Joseph       1996 $460,000 $437,460                                     $ 8,408
Coors, Jr.
Office of    1995 $430,000 $430,000  $ 2,795                            $ 6,518
the President
             1994 $390,004 $265,600  $14,873 (5)        332,016         $ 7,167
________________________________________________________________________________

David H.     1996 $354,996 $254,003       $200,000 (6)   62,079 $209,250 $18,364
Hofmann
President,   1995 $330,000 $247,500                      35,290 $249,324 $10,450
Graphic      1994 $300,084 $225,063          (5)         28,044 $318,205 $ 8,575
Packaging Corporation
________________________________________________________________________________

Jed J.       1996 $185,008 $175,935                        14,600        $ 3,750
Burnham
Chief        1995 $166,668 $166,668                        10,400        $ 3,750
Financial    1994 $138,004 $ 94,618                         6,000        $ 3,453
Officer
and
Treasurer
________________________________________________________________________________

Jill B.W.    1996 $162,004 $154,062                         14,734       $ 3,750
Sisson       1995 $150,004 $150,000                          8,900       $ 3,475
General      1994 $138,004 $ 94,618                          6,582       $ 3,453
Counsel and Secretary
________________________________________________________________________________

Gail A.      1996 $118,804 $112,979                          11,592      $ 2,698
Constancio   1995 $108,004 $108,000                          11,560      $ 2,430
Controller   1994 $ 79,311 $ 46,201                                      $ 1,918
________________________________________________________________________________

(1) Bonuses shown are the total bonuses for 1996 and are paid 100 percent in cash except where executives elect to defer a portion of the bonus into either the fixed rate fund or the stock units fund as described above in the Committee's Report.

(2) Perquisites and other personal benefits do not exceed the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officers. Amounts shown are reimbursements during the year for taxes.

(3) LTIP payout amounts represent bonuses paid under a subsidiary long-term incentive plan (Graphic Packaging) which provided for cash bonuses based on predetermined 3-year financial goals. This plan was discontinued in 1995 when there were 3 cycles remaining under the plan: 1993 to 1995, 1994 to 1996 and 1995 to 1997. Bonuses were calculated in 1995 based on estimated performance in the remaining years, 1995 to 1997, and prorated accordingly. That is, for 1995, 100% of the bonus was paid; for 1996, 67% of the bonus was paid; and for 1997, 33% of the bonus will be paid. GPC officers must be employed at the end of the performance cycles in order to receive the prorated amounts.

(4) Other compensation includes the value of term life insurance benefiting the executive and the employer's contribution to the 401-K plan, respectively, as follows: Jeffrey H. Coors
     - $4,030 and $3,750; Joseph Coors, Jr. - $4,658 and $3,750;
     David H. Hofmann - $14,614 and $3,750; Jed J. Burnham - $0 and $3,750; Jill B. W. Sisson - $0 and $3,750; and Gail A. Constancio - $0 and $2,698.

(5) Stock units were granted on October 1, 1994 in an amount approximately equal to the Company's liability as of January 1, 1994 for the benefit due the named executives under salary continuation agreements. These stock units do not represent additional compensation in 1994, nor were the amounts paid or payable in 1994. The stock units replace a cash liability of the Company and tie the named executive's post-retirement benefit to stock value. The stock units are payable in full upon retirement at age 60 or after. The stock units are 50 percent vested at age 50 with 10 years of service and the remaining 50 percent vests in 5 percent increments between ages 51 and 60. The number of stock units granted, the percent vested at year end 1996 and the market value at year end 1996, respectively, were: Jeffrey
     H. Coors - 66,672 units, 55 percent vested, valued at $1,320,939; Joseph Coors, Jr. - 64,032 units, 70 percent vested, valued at $1,268,634; and David H. Hofmann - 52,972 units, 63 percent vested, valued at $1,049,508.

(6) Restricted stock (12,800 shares) was granted on January 1, 1996 at the fair market value of the Company's common stock on that date. The shares vest ratably over 3 years from the grant date. Mr. Hofmann, as holder of record of this stock, is eligible for dividend payments in the event the Company were to make such payments.


Option/SAR Grants in Last Fiscal Year
_____________________________________________________________________________
                                Individual Grants (1)
_____________________________________________________________________________
                    Number of      % of Total
                   Securities      Options/
                    Underlying        SARs      Exercise             Grant Date
                     Options/      Granted to   or Base               Present
                   SARs Granted    Employees     Price   Expiration  Value ($)
Name                   (#)        in Fiscal Yr.   ($/Sh)   Date         (2)
____________________________________________________________________________

David H. Hofmann     46,600   (3)               $14.875  13-Feb-06   $366,276
                      2,679   (4)               $16.875   1-Mar-06    $23,897
                    _______
                     49,279          10.4%

Jed J. Burnham       14,600   (3)     3.1%      $14.875  13-Feb-06   $114,756

Jill B. W. Sisson    12,800   (3)               $14.875  13-Feb-06   $100,608
                      1,934   (4)               $16.875   1-Mar-06    $17,251
                     ______
                     14,734           3.1%

Gail A. Constancio    9,400   (3)               $14.875  13-Feb-06    $73,884
                      2,192   (4)               $16.875   1-Mar-06    $19,553
                     ______
                     11,592           2.4%

_____________________________________________________________________________

(1) All options are granted at the Common Stock's market value on the grant date, and each grant has an expiration date as specified in the table. All options vest in the event of a change in control. The option price may be paid in cash, by surrendering shares owned for more than 6 months, or through irrevocable instructions to a broker to deduct the option price from the proceeds of the sale. Options include the right to have shares withheld by the Company to pay withholding tax obligations due in connection with the exercise.

(2) Values indicated are an estimate based on the Black-Scholes option pricing model using the following assumptions: (a)
     22.6 percent stock price volatility based on the average stock price volatility of the companies included in the S&P Manufacturing (Diversified/Industrials) Index; (b) 6.76 percent risk-free rate of return; (c) zero dividend yield;
     (d) anticipated exercising at the end of the option term; and (e) no adjustment for non-transferability or risk of forfeiture. The actual value realized will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model.

(3) An annual grant which vests ratably over 3 years with each vested increment being exercisable until the tenth anniversary of the grant date.

(4) Options granted as a result of an election to defer the 1995 cash bonus by investing it in stock units. Options vest ratably over 2 years with each vested increment being exercisable until the tenth anniversary of the grant date.
     Any unvested options are subject to forfeiture if the underlying bonus shares are not retained for 2 years.


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
Option/SAR Values
____________________________________________________________________________
                              Number of Securities
                              Underlying Unexer-         Value of Unexercised
                              cised Options/SARs      In-The-Money Options/SARs
           Shares               at 12/31/96 (#)           at 12/31/96 ($) (1)
        Acquired On  Value   ____________  ________    ________________________
           Exercise  Realized Exercis-  Unexer-        Exercis-    Unexer-
NAME          (#)     ($)     able      cisable        able        cisable
_____________________________________________________________________________

Jeffrey H. Coors             420,236    227,464       $2,301,923   $473,169
Joseph Coors, Jr.            405,944    226,128       $2,274,521   $472,584
David H. Hofmann              51,517     72,358       $  188,520   $248,054
Jed J. Burnham                39,340     35,492       $  206,807   $146,176
Jill B. W. Sisson             19,694     28,050       $   86,518   $102,255
Gail A.Constancio              3,423     19,729       $    1,498   $ 56,411
_____________________________________________________________________________

(1) Value of unexercised options equals market value of the shares ($19.8125) underlying in-the-money options at December 31, 1996, less the exercise price, times the number of in-the-money options outstanding.


Pension Plan Table

     The estimated total annual retirement benefits payable under the defined benefit plan in which the named executives participate are set forth in the table below. The table illustrates benefits accrued through fiscal year 1996 and includes years of service and compensation earned while employed by ACCo, the former parent of ACX. In connection with the Spin-Off, ACX assumed the pension liability for the ACCo former employees who transferred to ACX as part of the Spin-Off and ACX received the funding associated with that liability.

____________________________________________________________________________
                                Years of Service
Remuneration     15          20         25           30          35
_____________________________________________________________________________

  $125,000     $ 32,813   $ 43,750    $ 54,688     $ 65,625   $ 68,750
  $150,000     $ 39,375   $ 52,500    $ 65,625     $ 78,750   $ 82,500
  $175,000     $ 45,938   $ 61,250    $ 76,563     $ 91,875   $ 96,250
  $200,000     $ 52,500   $ 70,000    $ 87,500     $105,000   $110,000
  $225,000     $ 59,063   $ 78,750    $ 98,438     $118,125   $123,750
  $250,000     $ 65,625   $ 87,500    $109,375     $131,250   $137,500
  $275,000     $ 72,188   $ 96,250    $120,313     $144,375   $151,250
  $300,000     $ 78,750   $105,000    $131,250     $157,500   $165,000
  $325,000     $ 85,313   $113,750    $142,188     $170,625   $178,750
  $350,000     $ 91,875   $122,500    $153,125     $183,750   $192,500
  $375,000     $ 98,438   $131,250    $164,063     $196,875   $206,250
  $400,000     $105,000   $140,000    $175,000     $210,000   $220,000
  $425,000     $111,563   $148,750    $185,938     $223,125   $233,750
  $450,000     $118,125   $157,500    $196,875     $236,250   $247,500
_____________________________________________________________________________

(1) Maximum permissible benefit under ERISA from the qualified Retirement Plan is $90,000 (which is increased by cost of living adjustments annually). After January 1, 1989, annual compensation in excess of $200,000 (which is also increased by cost of living adjustments annually) is not considered for benefits under the qualified plan. Also, for service after January 1, 1994, annual compensation in excess of $150,000 (which is also increased by cost of living adjustments) is not considered for benefits under the qualified plan. The benefit is computed on the basis of a straight-life annuity and is not subject to any deduction for Social Security or other offset amounts. The Company has a non-qualified supplemental retirement plan to provide full accrued benefits to all employees. The payments shown in the table include the payments under the supplemental retirement plan.

(2) The compensation covered by the Retirement Plan is salary only and does not include any of the other compensation items shown on the summary compensation table. The salary used to compute benefits is the average of the three highest salary amounts in the last ten years. As of fiscal year-end 1996, average annual compensation covered by the Retirement Plan and credited years of service with ACX, including previous compensation and years of service with ACCo and its subsidiaries, for the named executives are as follows:
     Jeffrey H. Coors - $424,476 and 25 years; Joseph Coors, Jr.
     - $423,515 and 20 years; David H. Hofmann - $328,360 and 7 years; Jed J. Burnham - $161,699 and 4 years; Jill B. W. Sisson - $149,115 and 4 years; and Gail A. Constancio - $96,372 and 10 years.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     The Company has no employment contracts with the named executives. Compensation received by the named executives upon retirement includes normal retirement benefits and, for the two members of the Office of the President and the president of Graphic Packaging, a number of shares of stock to be granted under the salary continuation agreements described above in footnote 5 to the Summary Compensation Table. In addition, in the case of a change in control of the Company, the Company's compensation plans will be affected as follows: (1) under the Equity Incentive Plan, all outstanding options will become exercisable in full and all stock units will become payable in full; (2) under the Executive Incentive Plan (the annual incentive plan), the plan will terminate and prorated bonuses will be calculated and paid, if earned; (3) under the deferred compensation plan, distributions of deferred amounts will be made in a lump sum within 90 days after the change in control; and (4) under the salary continuation agreements, stock units vest 100 percent without regard to the executive's age or service. The definition of change in control for these purposes is as follows:
(i) The acquisition of, or the ownership of, 50 percent or more of the total Common Stock of the Company then issued and outstanding, by any person, or group of affiliated persons, or entities not affiliated with the Company as of the effective dates of these plans, without the consent of the Board of Directors, or (ii) The election of individuals constituting a majority of the Board of Directors who were not either (A) members of the Board of Directors prior to the election or (B) recommended to the shareholders by management of the Company, or
(iii) A legally binding and final vote of the shareholders of the Company in favor of selling all or substantially all of the assets of the Company.

Compensation Committee Interlocks and Insider Participation

     During 1996, the following individuals served on the Compensation Committee: John H. Mullin, III, John Hoyt Stookey and, until May 1996, William K. Coors. There were no compensation committee interlocks during 1996 even though Mr. Coors is the Chairman of the Board and President of ACCo. The Company and ACCo are parties to certain operating and other agreements described in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

Performance Graph

     The following performance graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Manufacturing (Diversified/Industrials) Index for the period from December 10, 1992 (the commencement of trading on a "when-issued basis" in the Company's Common Stock) through December 31, 1996. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 10, 1992 and that all dividends, if any, were reinvested, although it should be noted that the Company has not paid dividends on its Common Stock. The information contained in this graph is not necessarily indicative of future Company performance.

             Comparison of Cumulative Total Returns
      Since Commencement of Trading in Company Common Stock

                       [GRAPH APPEARS HERE]
               _______________________________________________________________
               12/10/92    12/31/92   12/31/93   12/31/94   12/31/95  12/31/96
______________________________________________________________________________
S&P 500          $100       $101       $111        $112       $154     $194
S&P
Manufacturing    $100       $103       $125        $129       $182     $247
(Diversified)
ACX              $100       $139       $256        $254       $194     $251
Technologies,Inc.
______________________________________________________________________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
______________________________________________________________________________

     Joseph Coors, William K. Coors, Joseph Coors, Jr., Jeffrey
H. Coors and Peter H. Coors are co-trustees of one or more of the family trusts which collectively own approximately 46.7 percent of the Common Stock of the Company and a majority of the non-voting common stock of ACCo. In addition, one of those trusts owns 100 percent of the voting common stock of ACCo.
Peter H. Coors is a brother of Jeffrey H. Coors, John K. Coors and Joseph Coors, Jr. and son of Joseph Coors and is a director and executive officer of ACCo and Coors Brewing. Joseph Coors and William K. Coors are brothers and directors of ACCo. ACX and ACCo, or their subsidiaries, have certain business relationships and have engaged or propose to engage in certain transactions with one another, as described below.

Transactions with Adolph Coors Company

     In connection with the 1992 Spin-Off, certain ACX subsidiaries entered into market-based, long-term supply agreements with Coors Brewing to provide packaging, aluminum and starch products to Coors Brewing for use in its business.

     Under the original packaging supply agreement, Coors Brewing agreed to purchase and Graphic Packaging agreed to supply substantially all of Coors Brewing's paperboard and label packaging requirements through 1997. In early 1997, this agreement was modified and extended to a three year, rolling term contract. The aluminum supply agreement was cancelled in 1995 and ACX and ACCo entered into two successive one year contracts for 1995 and 1996. Since late 1994, American National Can ("ANC") has acted as purchasing agent with GAC for certain joint operations between CBC and ANC. ANC ordered tabstock from Golden Aluminum in 1996 and limited quantities of bodystock. ACX sold the aluminum business in March 1997. Under the starch supply agreement which was amended in 1996, Coors Brewing agreed to purchase and Golden Technologies agreed to sell 100 million pounds of refined corn starch annually through 1997. In March 1997, the starch supply agreement was extended through 1999. Total sales under these supply contracts are a material source of revenue for the Company, accounting for sales of approximately $145,000,000 in 1996. Sales to CBC of approximately $120,000,000 are estimated for 1997 under the packaging and the starch supply contracts. Effective upon the sale of GAC to Crown Cork & Seal in March 1997, GAC is no longer a subsidiary of the Company.

     In addition to these supply agreements, Golden Aluminum purchased aluminum scrap from Coors Brewing's can making operations in the amount of $240,000 in 1996. Also, Coors Brewing and Golden Technologies are parties to an agreement under which Golden Technologies purchases brewery by-products and retains a percentage of the net sales price on the resale of such by-products. In 1997, the by-products agreement was extended through 1999. Payments to Coors Brewing under this contract were approximately $10,000,000 in 1996 and are also anticipated to be approximately $10,000,000 in 1997.

     In addition, certain subsidiaries of ACX and ACCo are parties to a few miscellaneous market-based transactions. The
Company's real estate brokerage subsidiary has provided real estate management and other services to Coors Brewing and Coors
Brewing provides water and waste water treatment services for an ACX ceramics facility located on property leased from Coors
Brewing. In addition, the ceramics subsidiary sold certain miscellaneous products to CBC, including ceramic can tooling for Coors Brewing's can lines. During 1996, the Company received approximately $370,000 for the services and products it provided to ACCo as described in this paragraph, and, because the sale of certain described ceramic products and real estate services have been discontinued in 1997, anticipates it will receive approximately $70,000 for these services and products in 1997. During 1996, the Company paid ACCo and its subsidiaries approximately $310,000 for the services provided by ACCo as described in this paragraph, and anticipates it will pay approximately $370,000 in 1997 for these services.

     An ACX subsidiary is a general partner in a limited partnership in which Coors Brewing is the limited partner. The partnership owns, develops, operates and sells certain real estate previously owned directly by Coors Brewing or ACCo. Each partner is obligated to make additional cash contributions of up to $500,000 upon call of the general partner. Distributions of $1,500,000 were made to each partner in 1996. Distributions are allocated equally between the partners until Coors Brewing recovers its investment and thereafter 80 percent to the general partner and 20 percent to Coors Brewing. It is estimated that distributions for 1997 will be $1,500,000 to each partner.

Other Transactions

     In 1996, the Compensation Committee approved the purchase by the Company, of David H. Hofmann's residence for its appraised value of $925,000. The appraised value was determined by averaging the results of three independent appraisals. The Company is in the process of consummating the sale of this property for its appraised value. Also, in connection with this transaction, the Company paid in 1997 approximately $90,000 in commissions and selling costs, which includes repair of the property's septic system for $30,000.

     In 1997, the Company agreed to either directly loan or guarantee a third party line of credit for two years, not to exceed $8 million, to National Empowerment Television, Inc. ("NET"). NET is a television network based in Washington, D.C. which offers 24-hour programming in current events. Specific terms have not yet been agreed to under this guaranty. However, it has been preliminarily agreed that the loan will be at the lowest possible interest rate, not to exceed Prime Rate and in return, the Company will receive the right to purcahse shares of NET's common stock at a 10 percent discount per share provided certain conditions are met. If the Company is called upon to satisfy the guaranty, the Company has the option to convert the loan into an equity position of NET. Jeffrey H. Coors, an officer and director of the Company, is a member of the board of directors of NET and of the Free Congress Foundation ("FCF"), a substantial shareholder of NET. Mr. Coors is also a trustee of Castle Rock Foundation which is a shareholder of NET. John D. Beckett, a director of the Company, beneficially owns shares of NET and is also a member of the board of directors of FCF. Jed
J. Burnham, an officer of the Company, has agreed to serve, at the Company's request, as a member of the board of directors of NET in 1997.

Indebtedness of Management

     In December 1996, the Company made a non-interest bearing loan to David H. Hofmann, an officer of the Company, in the amount of $200,000. The note is secured by a mortgage on a parcel of land consisting of 15 acres (the "Property"). The note is due and payable at the earlier of: (1) five years from its effective date, and (2) sale of the Property. Any and all sales proceeds for the Property are to be applied first to repay the note.


OTHER BUSINESS
_____________________________________________________________________________

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the persons named in the proxy will vote on these matters in accordance with their judgment.


INFORMATION ON INDEPENDENT ACCOUNTANTS
_____________________________________________________________________________

     The Board has unanimously reappointed the firm of Price Waterhouse LLP ("Price Waterhouse") as independent accountants for the 1997 fiscal year. A representative of Price Waterhouse will be present at the Annual Meeting to answer questions from the shareholders and will be given an opportunity to make a statement on behalf of Price Waterhouse if he desires.


DIRECTOR AND OFFICER SECURITIES REPORTS
_____________________________________________________________________________

     The Company's executive directors and officers, and persons who own more than 10 percent of the Company's equity securities are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon information provided to the Company, the Company believes that during the fiscal year ended December 31, 1996 all filing requirements applicable to directors and executive officers, and greater than 10 percent beneficial owners, have been complied with.

RESOLUTIONS PROPOSED BY INDIVIDUAL SHAREHOLDERS
_____________________________________________________________________________

     In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's next Annual Meeting of Shareholders following the end of the Company's 1997 fiscal year, proposals by individual shareholders must be received by the Company no later than December 1, 1997.

AVAILABILITY OF REPORT ON FORM 10-K
____________________________________________________________________________

     Upon written request, the Company will provide without charge a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended on December 31, 1996, to any of the Company's shareholders of record at the close of business on March 26, 1997. Any request for a copy of the Company's Annual Report on Form 10-K should be mailed to: Shareholder Relations, ACX Technologies, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403.




     This Notice and Proxy Statement are sent by order of the Board of Directors.




     Dated:    March 31, 1997      _________________________________________
                                   Jill B. W. Sisson, General
                                   Counsel and Secretary



                            EXHIBIT A
                                               Amended as of May 13, 1997

                     ACX TECHNOLOGIES, INC.
                      EQUITY INCENTIVE PLAN


                            Section 1

                          Introduction

         1.1 Introduction. ACX Technologies, Inc., a Colorado corporation hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires, previously established the ACX Technologies, Inc. Equity Incentive Plan (the "Plan") for certain key employees of the Company. The Plan, which permits the grant of stock options and restricted stock awards to certain key employees of the Company, was effective August 12, 1992 and was previously amended and restated effective November 11, 1992, October 20, 1994, February 14, 1995 and November 14, 1995. Pursuant to the power granted in Section 16, the Company hereby further amends and restates the Plan in its entirety, effective May 13, 1997.

         1.2 Purposes. The purposes of the Plan are to provide the key employees selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives, so that the income of the key employees is more closely aligned with the income of the Company's shareholders.
The Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company.

         1.3 Effective Date. The original effective date of the Plan (the "Effective Date") was August 12, 1992. This Plan, each amendment to the Plan, and each option or other award granted hereunder is conditioned on and shall be of no force or effect until approval of the Plan by the holders of the shares of voting stock of the Company unless the Company, on the advice of counsel, determines that shareholder approval is not necessary.

                            Section 2

                           Definitions

         2.1 Definitions. The following terms shall have the meanings set forth below:

            (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) that is affiliated with ACX Technologies, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Code, or is a parent or subsidiary of the Company as defined in Section 424 of the Code.

            (b) "Award" means an Option, a Restricted Stock Award issued hereunder, a grant of Stock made hereunder, an offer to purchase Stock made hereunder, or Stock Units granted hereunder.

            (c)  "Board" means the Board of Directors of the Company.

            (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

            (e) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the
"1934 Act") and to permit the Plan to satisfy the requirement of administration by "outside directors" within the meaning of
Section 162(m) of the Code. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

            (f) "Effective Date" means the original effective date of the Plan, August 12, 1992.

            (g)   "Eligible   Employees"  means  those  key  employees
(including, without   limitation,  officers  and  directors  who   are   also
employees) of the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of their business.

            (h) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported on the New York Stock Exchange ("NYSE") on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the
immediately   preceding   date  on   which   there   were   Stock
transactions. If the price of the Stock is not reported on NYSE, the Fair Market Value of the Stock on the particular date shall be as determined by the Committee using a reference comparable to the NYSE system. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in section
7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

            (i) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

            (j) "Non-Qualified Option" means any Option other than an Incentive Option.

            (k) "Option" means a right to purchase Stock at a stated price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

            (l) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b) and 7.3(b).

            (m) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

            (n) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Section 8 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

            (o) "Stock" means the $0.01 par value common stock of the Company.

            (p) "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

         2.2     Gender  and  Number.   Except  when otherwise  indicated
by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                            Section 3

                       Plan Administration

         The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the participants from among the Eligible Employees, determine the Awards to be made pursuant to the Plan, the number of Stock Units or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Units, establish the terms and conditions on which an offer to purchase Stock will be made, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                            Section 4

                    Stock Subject to the Plan

         4.1 Number of Shares. For each calendar year from and including the calendar year beginning January 1, 1997 through the calendar year beginning January 1, 2001 (5 years), a number of shares of Stock equal to the amount of two percent (2%) of the total number of issued and outstanding shares of Stock as of December 31 of the calendar year immediately preceding such year shall become available for issuance under the Plan. In addition:
(i) any unused portion of the shares of Stock remaining from those reserved as of December 31, 1996; (ii) any shares of Stock available pursuant to Section 4.2; and (iii) any unused portion of the two percent (2%) limit for any calendar year shall be added to the aggregate number of shares of Stock available for issuance in each calendar year under the Plan. Out of the total number of shares of Stock available for issuance in any calendar year for the grant of Awards, no more than ten percent (10%) of such shares of Stock may be granted under Awards other than Options. In no event, except as subject to adjustment as provided in Sections 4.3 and 4.4, shall more than 1,000,000 shares of Stock be cumulatively available for issuance pursuant to the exercise of Incentive Options. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, shareholder approval is required. Shares of Stock that may be issued upon exercise of Options, that are issued as Restricted Stock Awards, that are purchased under the Plan, that are issued with respect to Stock Units, and that are issued as incentive compensation under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited and any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option, shall automatically become available for use under the Plan.

         4.3  Adjustments for Stock Split, Stock Dividend, Etc.
If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan and (ii) the shares of the Stock then included in each outstanding Award granted hereunder.

         4.4  Other Distributions and Changes in the Stock. If

            (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3),

            (b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

            (c) there shall be any other change (except as described in Section 4.3), in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Participant's becoming a holder of record of the Stock.

         4.5 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a
fractional  share  of  Stock,  and  the  total  substitution   or
adjustment with respect to each Option and other Award  shall  be limited  by  deleting any fractional share.  In the case  of  any such  substitution or adjustment, the total Option Price for  the shares of Stock then subject to the Option shall remain unchanged but  the  Option Price per share under each such Option shall  be equitably  adjusted by the Committee to reflect  the  greater  or lesser  number of shares of Stock or other securities into  which the  Stock  subject  to  the Option may have  been  changed,  and appropriate adjustments shall be made to other Awards to  reflect
any   such  substitution  or  adjustment.   Any  adjustments   to
Incentive  Options shall comply with the requirements of  Section
424 of the Code.

         4.6 Determination by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                            Section 5

                  Reorganization or Liquidation

          If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than fifty percent (50%) of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code), including a divisive reorganization under Section 355 of the Code, or liquidation of the Company, and if the provisions of Section 12 do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options and other Awards, either (i) make appropriate provision for the adoption and continuation of the Plan or a similar plan by the acquiring or successor corporation or by the corporation that employs the Participant following the reorganization and for the protection of any such outstanding Options and other Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Options and other Awards as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to the Options immediately after such substitution over the Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (ii) upon written notice to the Participants, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In the latter event, the Committee shall accelerate the exercise dates of outstanding Options and accelerate the restriction period and modify the performance requirements for any outstanding Awards so that all Options and Awards become fully vested or payable prior to any such event. The Committee may, in its sole discretion, establish a date by which outstanding Options must be exercised prior to reorganization, or establish periods during which Options may not be exercised, in order to comply with corporate or securities law or to facilitate the orderly administration of the Plan.

                            Section 6

                          Participation

         6.1   In General.   Participants  in  the Plan  shall  be
those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the  Company  or  an  Affiliated Corporation,  and  significantly contribute, or are expected to significantly contribute,  to  the
achievement   of   long-term   corporate   economic   objectives.
Participants may be granted from time to time one or more Awards;
provided,  however, that the grant of each such  Award  shall  be separately  approved by the Committee, and receipt  of  one  such
Award  shall not result in automatic receipt of any other  Award.
Upon  determination  by the Committee that  an  Award  is  to  be granted  to a Participant, written notice shall be given to  such person,  specifying  the  terms, conditions,  rights  and  duties related  thereto.  Each Participant shall,  if  required  by  the
Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and  duties. Awards shall be deemed to be granted as of the  date specified  in the grant resolution of the Committee,  which  date shall  be the date of any related agreement with the Participant.
In  the event of any inconsistency between the provisions of  the
Plan   and  any  such  agreement  entered  into  hereunder,   the
provisions of the Plan shall govern.

         6.2 Restriction on Award Grants to Certain Individuals. Notwithstanding the foregoing provisions of Section
6.1, the Committee shall not grant any Award to any lineal descendant of Adolph Coors, Jr. without first consulting with tax counsel for the Company as to the effect of such grant on the status of the Company as a "personal holding company" within the meaning of
Section 542 of the Code.

         6.3  General Restrictions on Awards.
Awards covering no more than 600,000 shares of Stock may be granted to any Participant under this Plan during any calendar year, beginning with the 1997 calendar year. The number of shares set forth in the preceding sentence shall be adjusted to reflect changes in the capital of the Company in accordance with the provisions of Section 4.3 and 4.4. To the extent required by
Section 162(m) of the Code, shares of Stock subject to Awards which are canceled or which are otherwise adjusted as provided in
Section 162(m) of the Code shall continue to be counted against the foregoing.

                            Section 7

                          Stock Options

         7.1 Grant of Stock Options. Coincident with or following designation for participation in the Plan, a Participant may be granted
one or  more  Options.   The Committee in its sole  discretion  shall
designate  whether an Option is an Incentive  Option  or  a  Non-
Qualified  Option.   The Committee may grant  both  an  Incentive
Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-
Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other
Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection
7.2(j). An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

         7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate. A stock option certificate shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option
Holder") and shall incorporate and conform to the conditions set forth in this Section 7.2.

            (a) Number of Shares. Each stock option certificate shall state that it covers a specified number of shares of the Stock, as determined by the Committee.

            (b)  Price.   The  price at which each share of Stock
covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the stock option certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted.

            (c) Duration of Options: Restrictions on Exercise. Each stock option certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"), and shall also set forth any installment or other restrictions on Option exercise during  such
period,  if  any,  as  may be determined by the  Committee.   The
Option Period for Incentive Options must end, in all cases, not more than 10 years from the date the Incentive Option is granted.

            (d)  Termination of Employment, Death, Disability, Etc.
The Committee may, at the time of grant of an Option, specify the period during which the Option may be exercised following termination of employment. The Committee may amend an Option previously granted to an Option Holder to extend the period during which the Option may be exercised following termination of employment. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any person's
employment  or  other  relationship with  the  Company.   If  the
Committee does not so specify at the time of the grant of an Option or does not subsequently amend the Option, the following shall apply:

                 (i) If the employment of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes.
As used in this subsection 7.2(d), "cause" shall mean, as determined by the Company, a violation of the Company's established policies and procedures or a breach of the Option Holder's fiduciary duty to the Company, provided that the effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and that nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

                 (ii)   If the  Option Holder retires from employment
by the Company or  its affiliates  during the Option Period pursuant to  the  Company's Retirement  Plan,  the  Option may be  exercised by the Option Holder, or in the case of death by the persons specified in subsection (iii) of this subsection 7.2(d), during the remainder of the Option Period; provided, however, that the Committee may, in its sole discretion, at the time of the Option Holder's retirement,  require  that the Option be  exercised  within  such shorter period as may be specified by the Committee, which in  no event  shall  be  less  than  three months  (provided  that  such
exercise  must  occur within the Option Period).   The  foregoing
sentence shall apply only to Options granted under the Plan on or after  February 13, 1996.  The provisions of the Plan  in  effect prior  to such date shall apply to Options granted prior to  such
date.   If  the  Option  Holder becomes disabled  (as  determined
pursuant to the Company's Long-Term Disability Plan), the  Option
may be exercised by the Option Holder, or in the case of death by the  persons  specified in subsection (iii)  of  this  subsection
7.2(d),  within thirty-six months following his or her disability
(provided  that  such  exercise  must  occur  within  the  Option
Period).   In  any  of the foregoing cases,  the  Option  may  be
exercised only within the applicable time period specified above and only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment.

                 (iii) If the Option Holder dies during the Option Period while still employed or within the three-month period referred to in (iv) below, or within the applicable period referred to in (ii) above, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within fifteen months following the
Option  Holder's   death (provided  that  such  exercise  must
occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

                 (iv) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, retirement pursuant to the Company's Retirement Plan, disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

            (e)  Transferability.   Each Option shall not be transferable
by the Option Holder except by will or pursuant to the laws of descent and distribution, and such Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative. Notwithstanding the foregoing to the contrary, at the Committee's discretion, an Option may permit the transfer of such Option, other than an Incentive Option, by the recipient thereof, subject to such terms, conditions and limitations prescribed by the Committee, and the applicable transferee of such Option shall be treated under the Plan and any agreement covering such Option as the Participant for purposes of any exercise of such Option.

            (f) Agreement to Continue in Employment. Each Option Holder agrees to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date of such stock option agreement, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company.

            (g)  Exercise, Payments, Etc.

                 (i) The method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company a written notice specifying the number of shares with respect to which such
Option is exercised and payment of the Option Price.  Such notice shall  be  in  a  form  satisfactory to the Committee  and  shall specify the particular Option (or portion thereof) that is  being exercised  and  the number of shares with respect  to  which  the
Option  is  being  exercised.  The exercise of the  Stock  Option shall  be  deemed effective upon receipt of such  notice  by  the
Corporate Secretary and payment to the Company.  If requested  by the  Company,  such  notice  shall contain  the  Option  Holder's representation  that  he  or  she is  purchasing  the  Stock  for investment purposes only and his or her agreement not to sell any
Stock  so  purchased in any manner that is in  violation  of  the
Securities Act of 1933, as amended, or any applicable state  law.
Such  restrictions, or notice thereof, shall  be  placed  on  the certificates  representing the Stock so purchased.  The  purchase of  such Stock shall take place at the principal offices  of  the
Company  upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or
any  combination  of  the methods set forth  in  (ii)  below.   A
properly  executed certificate or certificates  representing  the
Stock  shall be issued by the Company and delivered to the Option
Holder.   If shares of Stock are used to pay all or part  of  the
exercise price, an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

                 (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods:


                    (A)  in cash;

                    (B) by certified or cashier's check payable to the order of the Company;

                    (C)  by delivery   to   the  Company  of  a  written
     statement of attestation,  in  such form as may be  prescribed for this purpose by the Committee, signed by the Option Holder and certifying that the Option Holder is electing to use a specified number of shares of Stock then owned by the Option
     Holder  to  pay  the purchase price of the  Stock  purchased pursuant  to  the  Option  and that  the  Option  Holder  is electing to have issued to him or her the additional  shares of Stock, in excess of the Option Price, to which the Option
     Holder  is  entitled  as a result of  the  exercise  of  the
     Option; provided, however, that no shares of Stock owned  by an  Option  Holder may be used for this purpose unless  such
     Stock  has been held by the Option Holder for more than  six months; for purposes of this Plan, the Fair Market Value  of any  shares  of  Stock  designated by an  Option  Holder  as payment  of  the purchase price upon exercise of the  Option shall be the Fair Market Value as of the exercise date;  the
     exercise  date  shall  be  the  day  of  delivery   of   the
     certificate of attestation with respect to the shares of Stock used as payment of the Option Price; or

                    (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

            (h) Date of Grant. An option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

            (i) Notice of Sale of Stock: Withholding. Upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Section 18.

            (j)  Issuance of Additional Option.  If an Option Holder
pays all or any portion of the exercise price of a substituted Option with Stock, or pays all or any portion of the applicable withholding taxes with respect to the exercise of a substituted Option with
Stock  that  has been held by the Option Holder for more  than  a period,  not  shorter than six months, to be  determined  by  the
Committee,  the Committee may, in its sole discretion,  grant  to such Option Holder a new Option covering the number of shares  of
Stock  used  to  pay such exercise price and/or withholding  tax.
The  new Option shall have an Option Price per share equal to the
Fair Market Value of a share of Stock on the date of the exercise of  the  substituted  Option and shall have the  same  terms  and
provisions  as  the  substituted  Option,  except  as   otherwise
determined by the Committee in its sole discretion.

         7.3  Restrictions on Incentive Options.

            (a) Initial Exercise. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under this Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the date of grant of the Incentive Option.

          (b) Ten Percent Shareholders. Incentive Options granted to an Option Holder who is the holder of record of ten percent (10%) or more of the outstanding Stock of the Company shall have an Option Price equal to 110 percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

         7.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Section 4.

                            Section 8

                     Restricted Stock Awards

         8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may
grant   a  Participant  one  or  more  Restricted  Stock   Awards
consisting of shares of Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee.

         8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such
restrictions,  including  but  not  limited  to  his   continuous
employment  by  the  Company or an Affiliated Corporation  for  a
restriction  period specified by the Committee or the  attainment
of   specified  performance  goals  and  objectives,  as  may  be
established  by  the Committee with respect to such  Award.   The
Committee may in its sole discretion require different periods of employment  or  different performance goals and  objectives  with respect to different Participants, to different Restricted  Stock
Awards  or  to separate, designated portions of the Stock  shares constituting a Restricted Stock Award. In the event of the  death or disability (as defined in subsection 7.2(d)) of a Participant, or  the  retirement  of  a  Participant in  accordance  with  the
Company's  established retirement policy, all  employment  period and other restrictions applicable to Restricted Stock Awards then held  by him shall lapse with respect to a pro rata part of  each such  Award based on the ratio between the number of full  months of  employment completed at the time of termination of employment from  the  grant of each Award to the total number of  months  of employment  required  for such Award to be fully  nonforfeitable,
and   such  portion  of  each  such  Award  shall  become   fully
nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company.
In the event of a Participant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied
(or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

         8.3  Privileges  of  a  Stockholder, Transferability.   A
Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 8 upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of
Section 13.2 and Section 18.

         8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred in Sections 8.2 and 8.3:

            (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

            (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                            Section 9

                        Purchase of Stock

         9.1  General.   From  time to time the Company may make  an
offer to certain Participants, designated by the Committee in its sole discretion, to purchase Stock from the Company. The number of
shares   of  Stock  offered  by  the  Company  to  each  selected
Participant shall be determined by the Committee in its sole discretion. The purchase price for the Stock shall be the Fair
Market  Value  of the Stock on the date the Stock  is  purchased.
The Participants who accept the Company's offer shall purchase the Stock at the time designated by the Committee. The purchase shall be on such additional terms and conditions as may be determined by the Committee in its sole discretion.

         9.2 Other Terms. The Committee may, in its sole discretion, grant Options, Restricted Stock, Stock Units, or any combination thereof, on terms and conditions determined by the Committee, in its sole discretion, to the Participants who purchase Stock pursuant to Section 9.1.

                           Section 10

                           Stock Units

         10.1  Grant.   A Participant may be granted a number of Stock Units
determined by the Committee. The number of shares of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

         10.2 Election Under Phantom Equity Plan. A Participant who makes the election provided for in Section 17.4 of the Company's Phantom Equity Plan to receive payment for his interest under the Company's Phantom Equity Plan in shares of Stock shall receive a grant of a number of Stock Units calculated pursuant to Section
17.4  of the Company's Phantom Equity Plan.  The number of  Stock
Units so determined shall be credited to a bookkeeping account in the Participant's name on the books of the Company. A number of shares of Stock equal to the number of Stock Units credited to the Participant shall be transferred to the Participant at the times and in the manner (lump sum or installments) specified in
Section 17.4 of the Phantom Equity Plan and as otherwise provided under the Phantom Equity Plan.

                           Section 11

                    Other Common Stock Grants

         From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                           Section 12

                        Change in Control

         12.1 In General. Upon a change in control of the Company (which for this purpose means ACX Technologies, Inc.) as defined in
Section 12.3, then (a) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees of the Company or an Affiliated Corporation; (b) all restrictions with respect to outstanding Restricted Stock
Awards shall immediately lapse; and (c) all Stock Units shall become immediately payable.

         12.2  Limitation  on  Payments.  If the provisions of this
Section  12 would  result  in  the receipt by any Participant  of  a
payment within  the  meaning  of  Section  280G  of  the  Code  and   the
regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

         12.3  Definition.   For  purposes of the Plan, a  "change  in
control" shall mean any of the following:

            (i)   The acquisition of or the ownership of fifty percent
or more  of  the total  Stock of the Company then issued and outstanding,
by  any person,   or  group  of  affiliated  persons,  or  entities   not
affiliated with the Company as of the Effective Date of this Plan, without the consent of the Board, or

            (ii) The election of individuals constituting a majority of the Board who were not either (A) members of the Board prior to the election or (B) recommended to the shareholders by management of the Company, or

            (iii) A legally binding and final vote of the shareholders of the Company in favor of selling all or substantially all of the assets of the Company.

                           Section 13

                Rights of Employees; Participants

         13.1  Employment.   Nothing contained in the Plan  or  in  any
Option, Restricted Stock Award or Stock Unit granted under the Plan shall confer upon any Participant any right with respect to the continuation  of his employment by the Company or any  Affiliated
Corporation,  or  interfere in any way  with  the  right  of  the
Company  or any Affiliated Corporation, subject to the  terms  of any separate employment agreement to the contrary, at any time to
terminate  such  employment  or  to  increase  or  decrease   the
compensation of the Participant from the rate in existence at the time  of the grant of an Option, Restricted Stock Award or  Stock
Unit.   Whether  an authorized leave of absence,  or  absence  in
military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

         13.2 Nontransferability.  Except as may be specifically
authorized  by the  Committee  in accordance with the provisions of  subsection 7.2(e),  no right or interest of any Participant in
an Option,  a Restricted   Stock  Award  (prior  to  the  completion
of   the restriction period applicable thereto), or a Stock Unit,  granted pursuant to the Plan, shall be assignable or transferable  during
the   lifetime   of  the  Participant,  either   voluntarily   or
involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Restricted Stock Awards and Stock Units shall, to the extent provided in Sections 7, 8, 9, and 11, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

         13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company or any Affiliated Corporation, and shall be only general creditors of the Company.

                           Section 14

                      General Restrictions

         14.1 Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, Stock Unit, or Stock is granted, or to whom Stock is sold, as a condition of exercising such Option, or receiving such Restricted Stock Award, Stock Unit, or Stock, or purchasing such Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

         14.2 Compliance with Securities Laws. Each Option, Restricted Stock Award, Stock Unit, and Stock grant or purchase shall be  subject to  the  requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award, Stock Unit, or Stock grant or purchase upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a  condition of, or in connection with, the issuance or  purchase of  shares thereunder, such Option, Restricted Stock Award, Stock
Unit, Stock grant or purchase may not be accepted or exercised in
whole   or   in   part   unless   such   listing,   registration,
qualification,  consent or approval shall have been  effected  or
obtained  on  conditions  acceptable to the  Committee.   Nothing
herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         14.3  Changes in Accounting Rules.  Notwithstanding any
other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards or Stock Units
shall  occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to
modify   as  necessary,  any  then  outstanding  and  unexercised
Options,  outstanding  Restricted Stock Awards,  and  outstanding
Stock Units as to which the applicable employment or other restrictions have not been satisfied.

                           Section 15

                     Other Employee Benefits

         The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, distributions with respect to Stock Units, or the grant or purchase of Stock shall not constitute
"earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                           Section 16

          Plan Amendment, Modification and Termination

         The  Board may at any time terminate, and from  time  to
time  may  amend  or modify the Plan provided, however,  that  no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards, Stock Units, or Stock theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, Stock Units, or Stock.

         The Committee may amend or modify, in any manner, any Award granted under the Plan to any Participant; provided that no amendment or modification may adversely affect the Award without the consent of the Participant holding the Award.

                           Section 17

                           Withholding

         17.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         17.2 Withholding With Stock. At the time the Committee grants an Option, Restricted Stock Award, Stock Unit, or Stock, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to  transfer to the Company, or to have the Company withhold from shares  otherwise issuable to the Participant,  shares  of  Stock having  a  value equal to the amount required to be  withheld  or such  lesser  amount  as may be elected by the  Participant.  All elections shall be subject to the approval or disapproval of  the
Committee.  The value of shares of Stock to be withheld shall  be based on the Fair Market Value of the Stock on the date that  the amount  of  tax  to  be  withheld is to be determined  (the  "Tax
Date").   Any  such elections by Participants to have  shares  of
Stock withheld for this purpose will be subject to the following restrictions:

            (a)  All elections must be made prior to the Tax Date.

            (b)  All elections shall be irrevocable.

            (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                           Section 18

                 Company Right To Purchase Stock

         18.1  Right of First Refusal.

            (a) In the event of the death of a Participant, or if a Participant at any time proposes to transfer any of the Stock acquired pursuant to the Plan to a third party, the Participant
(or his personal representative or estate, as the case may be) shall make a written offer (the "Offer") to sell all of the Stock acquired pursuant to the Plan then owned by the Participant
(or thereafter acquired by the Participant's estate or personal representative pursuant to any Award hereunder) to the Company at the "purchase price" as hereinafter defined. The Company shall have the right to elect to purchase all (but not less than all) of the shares of Stock. The Company shall have the right to elect to purchase the shares of Stock for a period of ten days after the receipt by the Company of the Offer. In all cases, the purchase price for the Stock shall be determined pursuant to subsection 18.1(d).

            (b) The Company shall exercise its right to purchase the Stock by giving written notice of its exercise to the Participant (or his personal representative or estate, as the
case may be).   If  the Company  elects to purchase the Stock,
payment for the shares of Stock shall be made in full by Company check. Any such payments shall be made within ten days after the election to purchase has been exercised.

            (c) If the Stock is not purchased pursuant to the foregoing provisions, the shares of Stock may be transferred by the Participant to the proposed  transferee named in the Offer to the  Company,  in  the
case  of  a  proposed sale to a third party.   However,  if  such
transfer is not made within 120 days following the termination of the Company's right to purchase, a new offer must be made to the Company before the Participant can transfer any portion of his shares and the provisions of this Section 18 shall again apply to such transfer. In the event that the Company's right of first refusal under this Section 18 is created by an event other than a proposed transfer to a third party, the shares of Stock shall remain subject to the provisions of this Section 18 in the hands of the registered owner of the Stock.

            (d) The purchase price for each share of Stock purchased by the Company pursuant to this Section 18 shall be equal to the Fair Market Value of the Stock on the date the Company receives the Offer under subsection 18.1(a).

         18.2 Marking of Certificates. Each certificate representing shares of Stock acquired pursuant to this Plan shall bear the following legend:

          The  shares  of  stock  represented  by  this
          Certificate are subject to all the  terms  of
          the  ACX  Technologies, Inc. Equity Incentive
          Plan, as the Plan may be amended from time to
          time  (the  "Plan") and to  the  terms  of  a
          [Non-Qualified  Option Agreement]  [Incentive
          Option    Agreement]    [Restricted     Stock
          Agreement] [Stock Purchase Agreement] between
          the   Company   and   the  Participant   (the
          "Agreement").   Copies of the  Plan  and  the
          Agreement  are on file at the office  of  the
          Company.   The Plan and the Agreement,  among
          other things, limit the right of the Owner to transfer the shares represented hereby and provides that in certain circumstances the shares may be purchased by the Company.

                           Section 19

                       Requirements of Law

         19.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         19.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section
16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award.

         19.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                           Section 20

                      Duration of the Plan.

         The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option, Restricted Stock Award, Stock Unit, or Stock shall be granted, or offer to purchase Stock made, after such termination, provided, however, that no Incentive Options may be issued under the Plan after January 1, 2007. Options, Restricted Stock Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.



ATTEST:                                 ACX TECHNOLOGIES, INC.


________________________________        By:____________________________

Dated: _________________________